Exhibit 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned, the Chief Executive Officer, and our Interim Chief Financial Officer of Calavo Growers, Inc. (the Company), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 11, 2024

/s/ Lecil E Cole
Lecil E. Cole
Chief Executive Officer

/s/ Shawn Munsell
Shawn Munsell
Chief Financial Officer